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                    UNITED STATES SECURITIES AND EXCHANGE COMMISSION



                                    FORM 8-K



                                 CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): February 8, 1999



                                  PANACO, INC.
             (Exact name of Registrant as specified in its Charter)



 Delaware                            000-26662           43-1593374
(State or other jurisdiction       (Commission          (IRS Employer
of Incorporation)                   File Number)        Identification No.)

                1100 Louisiana, Suite 5100, Houston, Texas 77002
               (Address of principal executive offices)(zip code)


       Registrant's telephone number, including area code: (713) 970-3100


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Item 5.   Other Events

     On January 25, 1999, New Valley Corporation, a Delaware Corporation ("New Valley") purchased 1,612,229 shares of common stock, $0.01 par value per share, of PANACO, Inc. (the Company) from Mark C. Licata, pursuant to a Stock Purchase Agreement between the parties (the Stock Purchase Agreement). Mr. Licata resigned from his position as a director of the Company and his vacancy was filled by Richard J. Lampen at the recommendation of New Valley.

     As a result of the Stock Purchase Agreement, New Valley beneficially owns (as indicated on New Valley's Schedule 13D) 2,118,479 shares of the Company's common stock, or 8.88% of the total outstanding shares of Company common stock. A copy of the Company's February 5, 1999 press release is filed herewith as an exhibit and incorporated herein by reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits. The following exhibit is filed as part of this Current Report on Form 8-K:

                  DESCRIPTION               EXHIBIT NO.

                  Press Release dated          99.1
                  February 5, 1999


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 8, 1999

                                  PANACO, INC.
                                  (Registrant)


                                  By: /s/ Larry M. Wright
                                  Larry M. Wright, President


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Exhibit 99.1


FOR IMMEDIATE RELEASE:                                        February 5, 1999
NASDAQ:  PANA


                    New Valley Takes Position in PANACO, Inc.
                                                                  -HOUSTON, TX


     PANACO, Inc. announced that effective Tuesday, January 26, 1999, New Valley Corporation purchased the PANACO shares previously owned by Mr. Mark Licata. This purchase of 1,612,229 shares represents 6.8% of outstanding shares.

     In conjunction with this purchase, Mr. Licata resigned from PANACO's Board of Directors. Mr. Richard J. Lampen, Executive Vice President of New Valley Corporation, was elected by the PANACO Board of Directors to replace Mr. Licata.